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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-99432, No. 333-32157 and No. 333-58134) of Intelligent Systems Corporation of our report dated February 16, 2001 except for the third paragraph of Note 11, which is dated March 17, 2001, with respect to consolidated financial statements of PaySys International, Inc. and subsidiaries as of December 31, 1999 and 2000 and for the three years in the period ended December 31, 2000 included in the Form 10-K of Intelligent Systems Corporation for the year ended December 31, 2002.

                                           /s/Ernst & Young LLP


March 25, 2003
Atlanta, Georgia